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                                                                    EXHIBIT 23.3


                             INDEPENDENT REGISTERED
                        PUBLIC ACCOUNTING FIRM'S CONSENT


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 30, 2004, except for Note 4, dated May 10, 2004, relating to the combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, which appears in such Registration Statement.

We also consent to the reference to us under the headings "Experts," "Summary Financial and Other Data" and "Selected Financial And Other Data" in such Registration Statement.

/s/ Rubin, Brown, Gornstein & Co. LLP

Rubin, Brown, Gornstein & Co. LLP
Saint Louis, Missouri
August 12, 2004